Exhibit 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) made this 7th day of September, 2004, by and between HOUZE GLASS CORPORATION, with its principal place of business located at 902 South Main Street, Point Marion, PA 15474 (“Borrower”); JOHN H. SANFORD, an individual residing within the State of South Carolina with his principal residence located at 507 North Street, Beaufort, South Carolina 29902 (“Sanford”); and WILSON BROTHERS, USA, INC., a publicly traded C corporation, with its principal place of business located at 1072 East Highway 175, Kaufman, Texas 75142 (“Wilson Brothers”); and CITIZENS BANK OF PENNSYLVANIA, with its principal place of business located at 525 William Penn Place, Pittsburgh, PA 15219 (“Lender”).

RECITALS:

WHEREAS, Mellon Bank, N.A. (“Mellon Bank”) has extended to Borrower a certain revolving line of credit facility (“Loan”) pursuant to the terms of a certain Loan Agreement, dated October 2, 1998, executed and delivered by Borrower in favor of Mellon Bank, as the same may be amended and supplemented by that certain Supplement to Loan Agreement, dated April 20, 2000, executed and delivered by Borrower in favor of Mellon Bank (as the same may be amended, modified, supplemented, extended, substituted and restated from time to time, the “Loan Agreement”) and evidenced by the terms of that certain Note and Security Agreement, dated December 14, 2001, executed and delivered by Borrower in favor of Lender, in the original principal amount of $800,000.00, amending and restating that certain Amended and Restated Note and Security Agreement, dated April 20, 2000, executed and delivered by Borrower in favor of Mellon Bank (as the same may be amended, modified, supplemented, extended, substituted and restated from time to time, the “Note”); and

WHEREAS, pursuant to the terms of the Note and as security for the all of Borrower’s obligations, liabilities and indebtedness to Mellon Bank, Borrower granted to Mellon Bank a security interest in and to all of Borrower’s personal assets, including without limitation accounts, inventory, equipment and general intangibles, whether now existing or hereafter acquired, and all products and proceeds thereof (hereinafter collectively referred to as the “Personal Property”), which security interest was perfected by the filing of financing statements with the appropriate governmental offices (hereinafter collectively referred to as the “Financing Statements”); and

WHEREAS, as security for the obligations, liabilities and indebtedness of Borrower to Mellon Bank, Borrower executed and delivered in favor of Mellon Bank a certain Open-End Mortgage, dated April 20, 2000, and recorded in the Office of the Recorder of Deeds of Fayette County, Pennsylvania at Mortgage Book Volume             , Page              (as the same may be amended, modified, supplemented, extended, substituted and restated from time to time, the “Mortgage”), which Mortgage granted Mellon Bank a first priority mortgage lien upon three (3) parcels of real property more particularly described in the Mortgage and the improvements located therein (hereinafter collectively referred to as the “Real Property”); and

WHEREAS, Sanford and Wilson Brothers (hereinafter individually referred to as the “Guarantor” and collectively the “Guarantors”) have absolutely and unconditionally guaranteed and become sureties for the all of the obligations, liabilities and indebtedness of Borrower to Mellon Bank pursuant to the terms of the those certain Agreements of Guaranty and Suretyship, each dated October 2, 1998 (as the same may be amended, modified, supplemented, extended, substituted and restated from time to time, individually as the “Guaranty” and collectively as the “Guarantees”); and

WHEREAS, on or about December 1, 2001, Mellon Bank assigned to Lender, all of Mellon Bank’s right, title and interest in and to the Loan and the Loan Agreement, the Note, the Mortgage, Financing Statements, Guarantees and all other agreements, documents and instruments executed in connection with the Loan (hereinafter collectively referred to as the “Loan Documents”), pursuant to the terms of a certain Assignment; and

WHEREAS, Borrower is in default under the terms of the Loan Documents, resulting in the acceleration by Lender of all sums due thereunder; and

WHEREAS, Borrower and Guarantors have requested and Lender is amenable, upon the following terms and conditions, to forbear from exercising its rights and remedies under the terms of the Loan Documents to provide Borrower and Guarantors the opportunity to improve Borrower’s financial condition and the economic viability of Borrower’s operations and to obtain alternative financing in an amount sufficient to payoff the Loan in full.

NOW, THEREFORE, in consideration of the above-referenced recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Recitals. The recitals set forth above are incorporated herein by reference.

2. Indebtedness. Borrower and Guarantors hereby acknowledge and agree that as of September 7, 2004, the sums due and owing under the terms of the Note is as follows:

Principal	$574,520.82
Interest to 9/7/04	$734.11

TOTAL	$575,254.93

together with interest on the unpaid principal balance at the rate of interest as set forth below, and all other sums due and owing under the terms of the Loan Documents, including without limitation attorneys fees and costs (hereinafter collectively referred to as the “Indebtedness”). Borrower and Guarantors hereby acknowledge and agree that they have no defenses, counterclaims or offsets of whatsoever nature or kind to the Indebtedness.

3. Forbearance Fee. In consideration for Lender’s forbearance in accordance with this Agreement, Borrowers and/or Guarantors shall pay to Lender a monthly forbearance fee in the amount of $2,000.00 (“Monthly Forbearance Fee”), with the first payment due upon execution of this Agreement and thereafter on the first day of each month until the Indebtedness is paid in full. Borrower and Guarantors hereby irrevocably authorize Lender to automatically withdraw and set off all such payments due in accordance with this Section 3 directly from any and all operating accounts of Borrower maintained with Lender.

4. Interest. Notwithstanding any provisions in the Note or Loan Documents to the contrary, interest shall accrue on the unpaid principal balance due under the Note from September 1, 2004 until paid in full at a rate equal to Lender’s Prime Rate, as that term is defined in the Note, plus 3.0% per annum, floating (“Contractual Rate”). Interest shall be paid monthly in arrears commencing on October 1, 2004 and continuing on the 1st day of each month thereafter. Borrower and Guarantors hereby irrevocably authorize Lender to automatically withdraw and set off all such payments due in accordance with this Section 4 directly from any and all operating accounts of Borrower maintained with Lender. After the occurrence of an Event of Default, as defined below, interest shall accrue on the unpaid principal balances due under the Note at a rate of two percent (2%) per annum above the Contractual Rate (“Default Rate”) until all sums due hereunder are paid in full. Interest shall continue to accrue after the entry of judgment at the Default Rate to all sums due under the Note until paid in full.

5. Principal Payments. Upon execution of this Agreement, Borrower and/or Guarantors shall pay to Lender the sum of $150,000.00 (“Initial Principal Payment”), which sum shall immediately be applied to the outstanding principal balance due and owing under the terms of the Note. Notwithstanding any provisions in the Note or the Loan Documents to the contrary, and in addition to the Monthly Forbearance Fee due in accordance with Section 3 of this Agreement; the interest payments due in accordance with Section 4 of this Agreement; and all other charges and fees due hereunder or under the Loan Documents, commencing on September 30, 2004 and continuing on the last business day of each month thereafter, to and including January 31, 2005, Borrower and/or Guarantors shall pay to Lender the sum of $25,000.00 (“Monthly Principal Payment”), which sums shall be applied to the outstanding balances due under the Note, in such order and manner as Lender shall decide, in its sole discretion, with all outstanding principal, accrued and unpaid interest and all other sums due and owing under the terms of the Note and the other Loan Documents, due and payable in full, on or before 5 pm on February 28, 2005.

6. Overadvance. Borrower and Guarantors hereby acknowledge and agree that based upon the borrowing base certificate, dated July 31, 2004, submitted by Borrower to Lender, a copy of which is attached hereto as Exhibit A, as of the date of this Agreement, the outstanding principal balance due on the Loan exceeds the Borrowing Base (as defined below) by the amount of $220,749 (as reduced from time to time in accordance with this provision, the “Overadvance Amount”). Upon the receipt of the Initial Principal Payment and on the due date of each Monthly Principal Payment (whether or not received by Lender), the Overadvance Amount shall be reduced by the amount of the Initial Principal Payment and the amount of each Monthly Principal Payment which is received or should have been received pursuant to Section 5 of this Agreement. Borrower and Guarantors shall not permit at any time the outstanding principal balance due on the Loan to exceed the Borrowing Base by more than the then existing Overadvance Amount. For purposes of this provision the term “Borrowing Base” shall mean the lesser of (i) $800,000.00 or (ii) 80% of Eligible Accounts. For purposes of this provision the term “Eligible Accounts” shall mean all trade accounts receivable created or acquired by Borrower in the ordinary course of business, aged no more than 90 days from the date of invoice, which are and at all times continue to be acceptable to Lender, in its sole discretion, and in which Lender has a properly perfected security interest superior to all others.

7. Additional Reporting Requirements. In addition to any other financial statements or reports required to be provided by Borrower and/or Guarantors in accordance with the terms of the Loan Documents, Borrower and/or Guarantors shall deliver to Lender or cause to be delivered to Lender, within fifteen (15) days of the end of each calendar month a borrowing base certificate, in the form then prescribed by Lender, together with such additional documents as Lender shall require from time in support of thereof.

8. Events of Default. The failure of Borrower and/or Guarantors to strictly and timely observe or perform any term, condition, covenant or agreement contained herein or the occurrence of any Event of Defaults under the terms of the Loan Documents shall constitute an default hereunder (individually an “Event of Default” and collectively “Events of Default”).

9. Forbearance Period. So long as no Event of Default exists, Lender shall forbear from exercising any rights or remedies against Borrower or Guarantors for a period from the date of execution of this Agreement to 5 p.m. on February 28, 2005, except as otherwise extended by Lender in writing (“Forbearance Period”). Upon the occurrence of any Event of Default under the Forbearance Period, Lender’s obligation to forbear shall automatically terminate without any further action on the part of or notice from Lender and Lender shall be free to exercise all of its rights and remedies available to it under the terms of this Agreement and any agreements executed in connection herewith, the Loan Documents or that may exist at law or in equity to collect the entire Indebtedness in full.

10. Conditions. The obligation of Lender to forbear in accordance with the terms of this Agreement is expressly conditional upon the following occurring on or prior to the execution of this Agreement:

a.	No changes or modifications have occurred with respect to the Articles of Incorporation and Bylaws of Borrower since the execution of the Loan Documents;

b.	Receipt by Lender of a resolution of the board of directors of Borrower, certified by Borrower’s secretary, authorizing the execution of this Agreement and the transactions contemplated herein;

c.	Receipt of a personal financial statement from Sanford as of August 30, 2004, on Lender’s standard form or such other form as shall be prescribed by Lender, signed by Sanford;

d.	Receipt of the fiscal year end financial statements as of December 31, 2003 of Wilson Brothers, including the income statement, balance sheet, statement of retained earnings, statement of cash flow and any notes to the above-referenced financial statements, reviewed by an independent certified public accountant not unacceptable to Lender and setting forth in comparative form the corresponding figures for the preceding fiscal year, with all such statements and balance sheets being in reasonable detail, including all supporting schedules and comments and free of any exceptions or qualifications not acceptable to Lender and shall be prepared in accordance with generally accepted accounting principals, consistently applied by Wilson Brothers;

e.	Receipt of the first Monthly Forbearance Fee due in accordance with Section 3 herein and the Initial Principal Payment due in accordance with Section 5 herein;

f.	Receipt of the borrowing base certificate as of August 31, 2004, together with all supporting documents, all in a form and substance satisfactory to Lender, in its sole discretion; and

g.	All legal details and proceedings in connection with the transactions contemplated by this Agreement, shall be satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions in a form and substance satisfactory to Lender, as Lender may from time to time request.

11. Acceleration. Borrower and Guarantors hereby acknowledge and agree that the obligations, liabilities and indebtedness due and owing under the terms of the Loan Documents have been accelerated and remain due and owing in full, and nothing in this Agreement constitutes a waiver of the demand made under the Loan Documents.

12. Release. Borrower and Guarantors, for themselves, their respective shareholders, directors, officers, employees, agents, heirs, executors, administrators, successors and assigns, as the case may be, hereby forever waive and release Lender, and its shareholders, directors, officers, employees, agents, successors and assigns from any and all claims, causes of actions, liabilities and damages of whatsoever nature or kind arising from or related to, directly or indirectly, any acts or omissions of Lender occurring prior to the execution of this Agreement in connection with the Loan Documents and the administration, collection or enforcement of the Loan Documents and the Indebtedness.

13. Future Assurances. Borrower and Guarantors will promptly cure any defects in the creation and issuance of or the execution and delivery of any agreements, documents, instruments, forms, applications or statements provided pursuant to this Agreement, including this Agreement. Borrower and Guarantors will promptly execute and deliver to Lender upon request all such other and further documents, agreements, consents and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and Guarantors in this Agreement, or to correct any omissions therein, or to perfect, protect or preserve any liens, security interests or encumbrances of whatsoever nature or kind, created pursuant to any of the Loan Documents or this Agreement, or to make any recordings, to file any notices, or use their best efforts to obtain any consents from third parties, all as may be necessary or appropriate in connection herewith. In the event Borrower and Guarantors fail to comply with the terms of this provision within five (5) days of any such request by Lender, Borrower and Guarantors for themselves and their respective shareholders, directors, officers, employees, agents, heirs, executors, administrators, successors and assigns, as the case may be, irrevocably appoint Lender their lawful attorney-in-fact, coupled with an interest and with full power of substitution, to do all things Borrower and/or Guarantors are required to do in accordance with this Agreement, including executing all agreements, documents and instruments.

14. Controlling Agreement/Reaffirmation. This Agreement supplements and modifies the Loan Documents and is not intended to be in substitution for or in novation of the Loan Documents. All of the terms, conditions, covenants and provisions in the Loan Documents, except to the extent expressly modified hereby, continue to remain in full force and effect and are hereby expressly reaffirmed by Borrower and Guarantors. This Agreement shall control in the event of any conflict between this Agreement and the Loan Documents.

15. Delay in Exercising Rights. No failure or delay on the part of Lender in exercising any right, power or privilege shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. Failure by Lender to insist upon the strict performance hereof shall not constitute a relinquishment of its rights to demand strict performance at another time.

16. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. BORROWER AND GUARANTORS HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND AGREE THAT ALL SUCH SERVICE OF PROCESS MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER OR GUARANTORS AT THE ADDRESSES PROVIDED FOR IN THIS AGREEMENT AND SERVICE

SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER AND GUARANTORS WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST THEM AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION.

18. Integration. The parties hereto acknowledge that they have had the benefit of counsel in connection with the execution and delivery of this Agreement, and this Agreement constitutes the entire understanding between the parties and there are no other agreements or understanding, written or oral, relating to the transactions described herein, except as otherwise expressly incorporated herein by reference. Borrower and Guarantors further acknowledge that they have had the access and benefit of legal counsel in connection with the negotiation of this Agreement and that such waivers of rights pursuant to the provisions of this Agreement are given voluntarily and with full knowledge and understanding of their legal significance and impact.

19. Binding Effect. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of their respective shareholders, directors, officers, employees, agents, heirs, executors, administrators, successors and assigns, as the case may be; provided that, Borrower’s and Guarantors’ obligations and duties hereunder shall not be assigned or delegated without the prior written consent of Lender, which consent can be withheld for any reason.

20. Amendments. This Agreement shall not be amended or modified except in writing signed by all the parties hereto.

21. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

22. Joint and Several. The obligations, liabilities and indebtedness due under this Agreement are joint and several among the Borrower and Guarantors signing below.

23. Definitions. Any capitalized terms used herein, not otherwise defined herein, shall have the same meaning as is given those terms in the Loan Documents.

24. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL FOR ANY DAMAGES, LOSSES, CLAIMS OR CAUSES OF ACTION OF WHATSOEVER NATURE OR KIND ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED IN CONNECTION HEREWITH. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS PROVISION AND HAVE HAD THIS PROVISION EXPLAINED TO THEM BY THEIR RESPECTIVE COUNSEL AND SUCH WAIVER IS BEING GIVEN VOLUNTARILY AND WITH FULL KNOWLEDGE AND APPRECIATION FOR THE CONSEQUENCES AND EFFECT THEREOF.

25. CONFESSION OF JUDGMENT. BORROWER AND GUARANTORS HEREBY EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR BORROWER AND/OR GUARANTORS, OR ANY ONE OR MORE OF THEM, AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST BORROWER AND/OR GUARANTORS, OR ANY ONE OR MORE OF THEM, IN FAVOR OF THE HOLDER HEREOF, REGARDLESS OF WHETHER ANY EVENT OF DEFAULT HAS OCCURRED, AT ANY TIME AND AS OF ANY TERM, FOR THE SUM DUE HEREUNDER AND THE LOAN DOCUMENTS PLUS INTEREST DUE UNDER THE TERMS HEREOF AND

THE LOAN DOCUMENTS AND ALL OTHER AMOUNTS DUE HEREUNDER AND THE LOAN DOCUMENTS, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND AN ATTORNEY’S COMMISSION EQUAL TO THE LESSER OF (A) 20% OF THE ABOVE SUM AND INTEREST DUE HEREUNDER AND THE LOAN DOCUMENTS OR $500.00, WHICHEVER IS GREATER, OR (B) THE MAXIMUM AMOUNT PERMITTED BY LAW, WITH RELEASE OF ALL ERRORS. BORROWER AND GUARANTORS WAIVE ALL LAWS EXEMPTING REAL AND PERSONAL PROPERTY FROM EXECUTION.

WITNESS, the due execution hereof, the day and year first above written.

BORROWER:

ATTEST:	HOUZE GLASS CORPORATION, a Pennsylvania corporation

/s/ John H. Sanford	By:	/s/ David Weimer (SEAL)
Secretary	Name:	David Weimer President

GUARANTORS:
WITNESS:

/s/ Michael E. Hicks		/s/ John H. Sanford (SEAL)
John H. Sanford

ATTEST:	WILSON BROTHERS USA, INC., a Illinois corporation

/s/ Michael E. Hicks	By:	/s/ John H. Sanford (SEAL)
Secretary	Name:	John H. Sanford President

CITIZENS BANK OF PENNSYLVANIA

	By:	/s/ Don A. Langford (SEAL)
Don A. Langford
Senior Vice President